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                                                                    EXHIBIT 23.7



                          CONSENT OF DESIGNEE FOR THE
                             BOARD OF DIRECTORS OF
                       AMERICAN DENTAL TECHNOLOGIES, INC.


     The undersigned designee for the Board of Directors of American Dental Technologies, Inc. hereby consents to serve as a director of said corporation upon the consummation of the combination of American Dental Technologies, ADT Merger Corp. and Texas Airsonics, Inc., and to be named as such designee in the Registration Statement on Form S-4 of American Dental Technologies, Inc. The undersigned designee also consents to the statements concerning him in said Registration Statement.



                                           /s/ Wayne A. Johnson II